Exhibit 3.4

AURORA DIAGNOSTICS HOLDINGS, LLC

SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS SECOND AMENDMENT (this “Second Amendment”) to the Second Amended and Restated Limited Liability Company Agreement, dated as of July 6, 2011, as amended (the “LLC Agreement”) of Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (“Holdings LLC”) is made by the undersigned, constituting the Majority Summit Investors, Majority KRG Investors, and Majority Management Investors, and is effective as of July 31, 2014. Unless otherwise indicated, capitalized words and phrases used in this Second Amendment shall have the same meaning as set forth in the LLC Agreement.

WHEREAS, pursuant to Section 14.2 of the LLC Agreement, the Majority Summit Investors, Majority KRG Investors and Majority Management Investors may amend the LLC Agreement in certain circumstances; and

WHEREAS, the Majority Summit Investors, Majority KRG Investors and Majority Management Investors desire to amend the LLC Agreement as set forth in this Second Amendment.

NOW, THEREFORE, the LLC Agreement is hereby amended as follows:

1. Amendment to Section 4.1(a). Section 4.1(a) of the LLC Agreement is hereby amended by deleting therefrom the language below that is struck through and adding thereto the language below that is double underlined:

“(a) Tax Distributions. Except as otherwise prohibited by applicable law, within ten (10) days following the end of each Tax Estimation Period, Holdings LLC shall distribute to each Unitholder with respect to each Fiscal Quarter to which such Tax Estimation Period relates an amount of cash (a “Tax Distribution”) which equals (i) (A) the amount of taxable “qualified dividend” income allocable to each such Unitholder in respect of such Fiscal Quarter (as determined by the Board in good faith), multiplied by (B) the Applicable Tax Rate applied to “qualified dividend” income plus (ii) (A) the amount of taxable income (other than “qualified dividend” income) allocable to such Unitholder in respect of such Fiscal Quarter (as determined by the Board in good faith) (net of taxable Losses (exclusive of “qualified dividend” income) allocated to such Unitholder in respect of any prior Tax Estimation Period and not previously taken into account under this clause), multiplied by (B) the Applicable Tax Rate applied to income other than “qualified dividend” income less (iii) the aggregate amount, if any, paid or payable by Holdings LLC on behalf of such Unitholders with respect to the applicable Tax Estimation Period on state group or composite income tax returns or as required withholding for the Fiscal Year relating to such Tax Distribution, with each such Unitholder’s allocable share of taxable income taking into account any reduction in taxable income attributable to any basis adjustments with respect to a Member pursuant to Section 743 of the Code as a result of Holdings LLC’s election pursuant to Section 754 of the Code. To the extent a Member would be entitled to a greater distribution pursuant to this Section 4.1(a) based on the taxable income allocated to a Member as shown on the tax returns with respect to a Fiscal Year than the amount actually distributed pursuant to this Section 4.1, such excess shall be distributed upon the filing of such tax returns to the extent the distribution of such funds of Holdings LLC would not violate applicable law. From and after July 31, 2014, to the extent a Member receives a distribution pursuant to this Section 4.1(a) (including as a result of the change in the Applicable Tax Rate) in excess of the amount such Member was otherwise entitled based on the taxable income allocated to a Member as shown on the tax returns with respect to a Fiscal Year, such excess shall reduce the amount of future distributions to which the Member is otherwise entitled under this Section 4.1(a) until such excess has been eliminated. A Member’s entitlement to Tax Distributions with respect to periods prior to July 31, 2014 shall be determined under this Agreement (as amended prior to July 31, 2014), the Amended and Restated Agreement or the Original Agreement, as applicable, and made consistent therewith, and the provisions of this Section 4.1(a) shall apply to periods subsequent to July 31, 2014; provided, that to the extent a Member has received a distribution pursuant to Section 4.1(a) of this Agreement (as amended prior to July 31, 2014), the Amended and Restated Agreement or the Original Agreement, as applicable, in excess of the amount such Member was otherwise entitled based on the taxable income allocated to a Member as shown on the tax returns with respect to any period (or portion thereof) prior to July 31, 2014, the amount of such excess distribution, as set forth on Schedule C hereto, shall be considered an advance Distribution of any distribution to which the Member is entitled under Section 4.1(b). From and after July 31, 2014, a Tax Distribution shall be considered an advance Distribution of any distribution to which the Member is entitled under Section 4.1(b). To the extent Holdings LLC has legally available funds (including any unused availability under any applicable revolving credit facility), it shall draw on such funds to make the distributions required by this Section 4.1(a).”

2. General Provisions. On and after the date hereof, each reference in the LLC Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to LLC Agreement shall mean and be a reference to the LLC Agreement as amended by Second Amendment. This Second Amendment may be executed in any number of counterparts, and all fully executed counterparts, whether original executions or email or facsimile executions or a combination, shall be construed together and shall constitute one and  the same Second Amendment binding  on all the parties hereto.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The LLC Agreement as amended, this Second Amendment, and the documents and instruments and other agreements among the parties hereto as expressly referred to therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[Signatures on the Following Page]

IN WITNESS WHEREOF each of the undersigned has executed this Second Amendment in its capacity set forth below.

MAJORITY SUMMIT INVESTORS:

SUMMIT VENTURES VI-A, L.P.

By:	Summit Partners VI (GP), L.P.
Its: General Partner
By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Name: Thomas S. Roberts
Title: Authorized Signatory

SV VI-B AURORA HOLDINGS, L.P.

By:	Summit Partners VI (GP), L.P.
Its: General Partner
By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Name: Thomas S. Roberts
Title: Authorized Signatory

SUMMIT VI ADVISORS FUND, L.P.

By:	Summit Partners VI (GP), L.P.
Its: General Partner
By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Name: Thomas S. Roberts
Title: Authorized Signatory

SUMMIT VI ENTREPRENEURS FUND, L.P.

By:	Summit Partners VI (GP), L.P.
Its: General Partner
By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Name: Thomas S. Roberts
Title: Authorized Signatory

[Signature Page to Second Amendment to Aurora Holdings Second A&R LLC Agreement]

SUMMIT INVESTORS VI, L.P.

By:	Summit Partners VI (GP), L.P.
Its: General Partner
By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Name: Thomas S. Roberts
Title: Authorized Signatory

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P.
Its: General Partner
By:	Summit Partners PE VII, LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Name: Thomas S. Roberts
Title: Authorized Signatory

SPPE VII-B AURORA HOLDINGS, L.P.

By:	Summit Partners PE VII, L.P.
Its: General Partner
By:	Summit Partners PE VII, LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Name: Thomas S. Roberts
Title: Authorized Signatory

[Signature Page to Second Amendment to Aurora Holdings Second A&R LLC Agreement]

MAJORITY KRG INVESTORS:

KRG AURORA BLOCKER, INC.

/s/ Bennett R. Thompson
Name: Bennett R. Thompson
Title: Vice President, Secretary and Treasurer

[Signature Page to Second Amendment to Aurora Holdings Second A&R LLC Agreement]

MAJORITY MANAGEMENT INVESTORS:

/s/ James C. New
James C. New

/s/ Fred Ferrara
Fred Ferrara

/s/ Michael Null
Michael Null

[Signature Page to Second Amendment to Aurora Holdings Second A&R LLC Agreement]

HOLDINGS LLC:

AURORA DIAGNOSTICS HOLDINGS, LLC

/s/ Michael Grattendick
Name: Michael Grattendick
Title: Vice President and Controller

[Signature Page to Second Amendment to Aurora Holdings Second A&R LLC Agreement]